EXHIBIT 99.1

Terra Tech Corp. Reports Fourth Quarter and 2020 Fiscal Year End Financial Results

IRVINE, Calif., March 30, 2021 (GLOBE NEWSWIRE) -- Terra Tech Corp. (OTCQX:TRTC) (“Terra Tech” or the “Company”) today reported its fourth quarter and 2020 fiscal year end financial results for the quarter ended December 31, 2020.

Frank Knuettel, newly named Chief Executive Officer of Terra Tech, stated, “2020 was a challenging year for Terra Tech. Following the dispensary closures in 2020 and the difficult capital markets, Terra Tech underperformed both operationally and financially, during which time we were forced to make certain arrangements to maintain our business.

Fortunately, I believe our most challenging days now lay behind us. Since I recently took over the CEO role, we have been hard at work positioning the company for what we believe is a very opportunistic future, including our recent announcement that we had entered into a transaction to acquire Unrivaled. This mutually beneficial transaction, which leads to immediate scale, is driven by strong brands and revenue growth. Unrivaled has grown markedly since inception, led by a strong management team, including Dallas Imbimbo, co-founder of KushCo Holdings, Inc. and Unrivaled. We intend to integrate Unrivaled’s management team into Terra Tech, whose robust leadership is capable of executing on high revenue growth and additional accretive acquisitions.”

Knuettel continued, “Following the restructuring of our balance sheet and bringing in new capital in January, this is the first of our anticipated strategic acquisitions building on the foundation formed by my predecessors. Our short-term goal is to become the premier West Coast and Southwest operator of cannabis assets with a focus on brands and dispensaries. Based on our growth trajectories and new operations coming online during 2021, we believe that the combined companies will generate revenues in excess of $70 million in 2021.”

Financial Update

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For the year ended December 31, 2020, we generated revenues from continuing operations of approximately $14.29 million, compared to approximately $16.49 million for the year ended December 31, 2019, a decrease of $2.20 million. The year-over-year decrease was driven by a dispensary revenue decline of $5.98 million which was partially offset by cultivation and manufacturing revenue increases of which totaled $3.78 million. The dispensary revenue was hit by a customer traffic decline from COVID-19 and six combined months of store closures for our two Bay area dispensaries due to civil unrest.

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Terra Tech’s gross profit for the year ended December 31, 2012 was approximately $3.60 million, compared to a gross profit of approximately $10.35 million for the year ended December 31, 2019, a decrease of approximately $6.75 million. Gross margin for the year ended December 31, 2020 was approximately 25.2%, compared to approximately 62.8% for the year ended December 31, 2019.

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Selling, general and administrative expenses for the year ended December 31, 2020 were approximately $24.60 million, compared to approximately $36.68 million for the year ended December 31, 2019, a decrease of $12.08 million.

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The net loss attributable to Terra Tech for the twelve months ending December 31, 2020 was $30.12 million, or $0.164 per share, compared to a net loss of $46.93 million, or $0.44 per share, for the twelve months ending December 31, 2019.

•	The Company had $888 thousand in cash as of December 31, 2020, compared with $1.23 million as of December 31, 2019.

•	Stockholders’ equity for the period ending December 31, 2020 amounted to approximately $59.13 million compared to approximately $75.33 million as of December 31, 2019.

The Company will host a conference call at 4:30 p.m. Eastern Time today to discuss its financial results and business highlights. Interested parties may listen to the call by dialing the following:

Toll-Free: 1-877-407-3982

Toll / International: 1-201-493-6780

Conference ID: 13717868

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Terra Tech’s website at www.terratechcorp.com

Securities Disclosure

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of the Company’s securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About TerraTech

Terra Tech is a vertically integrated company focused on the cannabis sector with operations in California and Nevada. In California, Terra Tech operates two dispensaries and a cultivation facility and has two additional cultivation facilities and a dispensary under development. In Nevada, by way of a joint ventures, Terra Tech operates a cultivation and manufacturing facility.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management’s intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Terra Tech undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe- harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in our reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Terra Tech’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward- looking statements included in this release are based on information available to Terra Tech as of the date of this release. Terra Tech undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact

Jason Assad

LR AdvisorsLLC.

Jassad@terratchcorp.com

678-570-6791

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per-share info)

	Year Ended December 31,
	2020	2019

Total revenues	$14,287	$16,488
Cost of goods sold	10,687	6,139

Gross profit	3,600	10,349

Selling, general and administrative expenses	24,602	36,676
Impairment of assets	19,910	8,313
(Gain) / Loss on sale of assets	(35)	(802)
(Gain) / Loss on interest in joint venture	-	1,067

Loss from operations	(40,877)	(34,905)

Other income / (expense)
Interest expense, net	(2,932)	(9,293)
Unrealized gain/(loss) on investments	29,045	-
Other income / (loss)	964	50

Total other income / (expense)	27,077	(9,243)

Income / (loss) from continuing operations	(13,800)	(44,148)
Income / (loss) from discontinued operations, net of tax	(17,071)	(3,704)

NET INCOME / (LOSS)	(30,871)	(47,852)

Less: Income / (Loss) attributable to non-controlling interest from continuing operations	(754)	(921)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(30,117)	$(46,931)

Income / ( Loss) from continuing operations per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.07)	$(0.45)
Net Income / ( Loss) per common share attributable to Terra Tech Corp. common stockholders – basic and diluted	$(0.16)	$(0.44)
Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	191,978,187	106,037,631

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TERRA TECH CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except shares)

	December 31,	December 31,
	2020	2019

ASSETS

Current assets:
Cash	$888	$1,226
Accounts receivable, net	835	693
Short term investments	34,045	-
Inventory	1,602	4,334
Prepaid expenses and other current assets	234	675
Current assets of discontinued operations	2	2,440

Total current assets	37,606	9,368

Property, equipment and leasehold improvements, net	32,480	35,469
Intangible assets, net	7,714	14,871
Goodwill	6,171	21,471
Other assets	13,040	10,272
Investments	330	5,000
Assets of discontinued operations	2,953	22,799

TOTAL ASSETS	$100,294	$119,250

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Current liabilities:
Accounts payable and other accrued expenses	$8,621	$9,526
Short-term debt	8,033	11,022
Current liabilities of discontinued operations	9,768	7,035

Total current liabilities	26,422	27,583

Long-term liabilities:
Long-term debt, net of discounts	6,632	6,570
Long-term lease liabilities	8,082	8,902
Long-term liabilities of discontinued operations	28	869

Total long-term liabilities	14,742	16,341

Total liabilities	41,164	43,924

STOCKHOLDERS’ EQUITY:
Preferred stock, convertible series A, par value $0.001:
100 Shares authorized as of December 31, 2020 and 2019; 8 Shares issued as of December 31, 2020 and 2019, respectively	-	-
Preferred stock, convertible series B, par value $0.001:		-
41,000,000 Shares authorized as of December 31, 2020 and 2019; 0 shares issued as of December 31, 2020 and 2019, respectively	-	-
Common stock, par value $0.001:
990,000,000 Shares authorized as of December 31, 2020 and 2019; 196,512,867 shares issued and 194,204,459 shares outstanding as of December 31, 2020; 120,313,386 shares issued and 118,004,978 shares outstanding as of December 31, 2019.	218	120
Additional paid-in capital	275,060	260,516
Treasury stock	(808)	(808)
Accumulated deficit	(219,803)	(189,686)

Total Terra Tech Corp. stockholders’ equity	54,667	70,142
Non-controlling interest	4,463	5,184

Total stockholders’ equity	59,130	75,326

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$100,294	$119,250

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